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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated September 11, 1997 with respect to the balance sheet of VASCO Data Security International, Inc. as of July 16, 1997, included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
September 11, 1997